Exhibit 12.1

                Computation of Ratio of Earnings to Fixed Charges
                             and Preferred Dividends
                              (Dollars in millions)
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                                                                                            Successor
                                                                                            ---------
                                                                                             One month
                                                                                               ended
                                                                                            September 30,
                                                                                                2003
                                                                                                ----
Pretax income from operations:
  Net income...........................................................................         $24.2
  Add income tax expense...............................................................          13.6
                                                                                                -----

     Pretax income from operations.....................................................          37.8
                                                                                                -----

Add fixed charges:
  Interest expense.....................................................................           6.4
  Interest expense on investment borrowings............................................            .6
  Interest added to policyholder account balances .....................................          38.1
  Portion of rental (a)................................................................           1.2
                                                                                                -----

     Fixed charges.....................................................................          46.3
                                                                                                -----

     Adjusted earnings.................................................................         $84.1
                                                                                                =====

         Ratio of earnings to fixed charges............................................         1.82X
                                                                                                =====

Fixed charges..........................................................................         $46.3
Add dividends on preferred stock, including dividends on preferred stock of subsidiaries (divided by the ratio of income before minority
  interest to pretax income)...........................................................           8.2
                                                                                                -----

     Fixed charges plus preferred dividends and distributions on
         Company-obligated mandatorily redeemable preferred
         securities of subsidiary trusts...............................................         $54.5
                                                                                                =====

     Adjusted earnings.................................................................         $84.1
                                                                                                =====

         Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
           preferred securities of subsidiary trusts...................................         1.54X
                                                                                                =====
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(a)  Interest portion of rental is estimated to be 33 percent.
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